Exhibit 99

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with each other on behalf of each of them of such a statement on Schedule 13G with respect to the Ordinary Shares beneficially owned by each of them of Lombard Medical, Inc. This Joint Filing Agreement shall be included as an Exhibit to such Schedule 13G.

IN WITNESS WHEREOF, the undersigned hereby execute this Joint Filing Agreement as of the 12th day of May, 2014.

LSP Life Sciences Fund N.V.

By:	LSP Advisory B.V.,
its Managing Director

Signed:	/s/ Mark Wegter
Name:	Mark Wegter
Title:	Director A

Signed:	/s/ Geraldine O’Keeffe
Name:	Geraldine O’Keeffe
Title:	Director B

LSP Advisory B.V.

Signed:	/s/ Mark Wegter
Name:	Mark Wegter
Title:	Director A

Signed:	/s/ Geraldine O’Keeffe
Name:	Geraldine O’Keeffe
Title:	Director B